UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Suite 1000
Milwaukee, Wisconsin		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 414 760-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01 Entry Into a Material Definitive Agreement.

Indenture

On September 19, 2024, The Manitowoc Company, Inc. (the “Company”) and certain subsidiaries of the Company entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent. Pursuant to the Indenture, the Company issued $300,000,000 in aggregate principal amount of 9.250% Senior Secured Second Lien Notes due 2031 (the “Notes”). The Notes bear interest at a rate of 9.250% per year, payable in cash semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2025. The Notes will mature on October 1, 2031, unless earlier repurchased or redeemed.

The Notes were sold to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S. The Notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

At any time and from time to time prior to October 1, 2027, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued but unpaid interest, if any, to, but not including, the redemption date. In addition, at any time and from time to time on or after October 1, 2027, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time and from time to time prior to October 1, 2027, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings as described in the Indenture. Upon certain change of control events, the Company will be required to make an offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount of the outstanding Notes on the date of purchase plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture provides for customary events of default for a transaction of this type. Generally, if an event of default occurs and is continuing (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes and all other obligations immediately due and payable. In addition, if the Company becomes the subject of certain voluntary or involuntary proceedings under any bankruptcy, insolvency or other similar debtor relief law, then the obligations under the Indenture will automatically become due and payable without any further action.

The Indenture also contains covenants that, among other things, restrict the Company’s ability and the ability of the Company’s restricted subsidiaries to incur, assume or guarantee additional debt or issue certain preferred shares, pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments, make certain investments, sell or transfer certain assets, create liens on certain assets to secure debt, consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates and designate the Company’s subsidiaries as unrestricted. These and other covenants contained in the Indenture are subject to important exceptions and qualifications as described in the Indenture.

The Notes are fully and unconditionally guaranteed on a senior secured second lien basis, jointly and severally, by each of the Company’s existing and future domestic subsidiaries that is either a guarantor or a borrower under the ABL Credit Facility (as defined below) or that guarantees certain other debt of the Company or a guarantor. The Notes and the related guarantees are secured on a second-priority basis, subject to certain exceptions and permitted liens, by pledges of capital stock and other equity interests and other security interests in substantially all of the personal property and fee-owned real property of the Company and of the guarantors that secure obligations under the ABL Credit Facility. The liens securing the Notes and the guarantees are junior in priority to the first-priority liens securing the obligations under the ABL Credit Facility and any future indebtedness that is secured on a first-priority basis.

The Company intends to use the net proceeds from the Notes, together with other cash on hand as necessary, to (i) redeem all of its outstanding 9.00% Senior Secured Second Lien Notes due April 1, 2026 (the “Existing Notes”); and (ii) pay related fees and expenses.

The foregoing description of the Notes and the Indenture is not complete and is qualified in its entirety by reference to the Indenture and the related form of Note, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

ABL Credit Facility

On September 18, 2024, the Company and certain subsidiaries of the Company (collectively, the “Loan Parties”) entered into Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement dated as of March 25, 2019 (as amended, restated, supplemented or otherwise modified as of September 18, 2024, including by Amendment No. 3, the “ABL Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative and collateral agent (in such capacity, the “Administrative Agent”) for the secured parties under the ABL Credit Agreement and certain financial institutions party thereto as lenders (collectively, the “Lenders”).

The ABL Credit Agreement provides for a senior secured asset-based revolving credit facility of up to $325,000,000 (the “ABL Credit Facility”), subject to a borrowing base based on the value of the accounts receivable, inventory and certain fixed assets of the Loan Parties. The ABL Credit Facility is scheduled to mature on September 18, 2029, at which time all outstanding amounts under the ABL Credit Agreement will be due and payable.

Any borrowing under the ABL Credit Agreement will bear interest at a rate dependent on the average quarterly availability under the ABL Credit Agreement and will be calculated according to either a base rate or a Term Benchmark, Applicable Overnight Rate, CBR or RFR (each as defined in the ABL Credit Agreement) rate plus an applicable margin, as the case may be. The Company must pay interest on borrowings not less often than quarterly. The applicable margin for base rate loans ranges from 0.25% to 0.75% and the applicable margin for Term Benchmark, Applicable Overnight Rate, CBR or RFR loans ranges from 1.25% to 1.75%. In addition, the Company must pay an unused line fee accruing at a rate of 0.250%, payable quarterly in arrears dependent on the amount of the Unused Commitment (as defined in the ABL Credit Agreement).

The Loan Parties’ obligations under the ABL Credit Agreement are fully and unconditionally guaranteed on a senior secured first lien basis, jointly and severally, by each of the Loan Parties (except that Loan Parties domiciled in Germany only guarantee the obligations of other Loan Parties domiciled in Germany) and by each of the Company’s current and future subsidiaries that becomes a guarantor or a borrower under the ABL Credit Facility or that guarantees certain other debt of the Company or its subsidiaries. The Loan Parties’ obligations under the ABL Credit Agreement are secured on a first-priority basis, subject to certain exceptions and permitted liens, by substantially all of the personal property and fee-owned real property of the Loan Parties. The liens securing the ABL Credit Facility are senior in priority to the second-priority liens securing the obligations under the Notes and the related guarantees and any future indebtedness that is secured on a second-priority basis.

The ABL Credit Agreement contains customary covenants for transactions of this type, including a covenant which requires the Company to maintain a minimum fixed charge coverage ratio under certain circumstances. The ABL Credit Agreement also contains covenants that, among other things, restrict the Company’s ability and the ability of the Company’s restricted subsidiaries to incur, assume or guarantee additional debt or issue certain preferred shares, pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments, make certain investments, sell or transfer certain assets, create liens on certain assets to secure debt, consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates and designate the Company’s subsidiaries as unrestricted. These and other covenants contained in the ABL Credit Agreement are subject to important exceptions and qualifications, including, among other things, meeting minimum availability thresholds as described in the ABL Credit Agreement.

The ABL Credit Agreement provides for customary events of default for a transaction of this type. Upon an event of default, the Administrative Agent or the Lenders, as applicable, may, subject to customary cure periods, terminate all commitments under the ABL Credit Agreement, require immediate payment of all amounts outstanding and foreclose on the collateral. For certain events of default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

The proceeds of the loans under the ABL Credit Agreement have been used and may be used for working capital and general corporate purposes.

The foregoing description of the ABL Credit Agreement and the ABL Credit Facility is not complete and is qualified in its entirety by reference to the ABL Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item1.02 Termination of a Material Definitive Agreement.

Existing Indenture

In connection with the issuance of the Notes, on September 19, 2024, the Company effected a satisfaction and discharge of that certain Indenture, dated as of March 25, 2019 (the “Existing Indenture”), among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent (the “Existing Trustee”), governing the Existing Notes.

Upon the Company irrevocably depositing or causing to be deposited with the Existing Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Existing Notes for principal of, premium, if any, and interest on the Existing Notes to, but not including, the date of redemption, the Existing Indenture was satisfied and discharged (other than with respect to those provisions of the Existing Indenture that expressly survive satisfaction and discharge).

Item2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Indenture and the ABLCredit Facility is incorporated herein by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 19, 2024, between The Manitowoc Company, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

4.2	Form of 9.250% Senior Secured Second Lien Note due 2031 (included as Exhibit 1 to Annex I of Exhibit 4.1).

10.1

Amendment No. 3, dated as of September 18, 2024 to Credit Agreement dated March 25, 2019, among The Manitowoc Company, Inc., the other borrowers and loan parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain financial institutions party thereto as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC. (Registrant)

Date:	September 19, 2024	By:	/s/ Brian P. Regan
Brian P. Regan Executive Vice President and Chief Financial Officer